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EXHIBIT 10.40

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1930, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS THEY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK

Corporation.	NuVasive, Inc., a Delaware corporation
Number of Shares:	45,000
Class of Stock.	Series D-1 Preferred
Initial Exercise Price:	$4.30 per share
Issue Date	March 12, 2004
Expiration Date:	March 12, 2014

        THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, COMERICA BANK or its assignee ("Holder") is entitled to purchase the number of fully paid and unassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1.    EXERCISE.

        1.1    Method of Exercise.    Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

        1.2    Conversion Right.    In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

        1.3    Fair Market Value.    If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the average closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the ten business days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

        1.4    Delivery of Certificate and New Warrant.    Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

        1.5    Replacement of Warrants.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

        1.6    Sale, Merger, or Consolidation of the Company.

          1.6.1    "Acquisition."    For the purpose of this warrant, "Acquisition" means any sale, exclusive license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.6.2    Assumption of Warrant.    If upon the closing of any Acquisition the successor entity assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this warrant.

          1.6.3    Nonassumption.    If upon the closing of any Acquisition the successor entity does not assume the obligations of this warrant and Holder has not otherwise exercised this warrant in full, then this warrant shall be deemed to have been automatically converted pursuant to Section 1.2 immediately prior to the closing of the Acquisition and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

        1.7    Right to Call Warrant.    At Company's option, Company shall have the right to require the Holder to sell the warrant to Company under the circumstances set forth on Exhibit A.

ARTICLE 2.    ADJUSTMENTS TO THE SHARES.

        2.1    Stock Dividends, Splits, Etc.    If the Company declares or pays a dividend on its Series D-1 Preferred Stock payable in Series D-1 Preferred Stock, or other securities, subdivides the outstanding Series D-1 Preferred Stock into a greater amount of Series D-1 Preferred Stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2    Reclassification, Exchange or Substitution.    Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be untitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

        2.3    Adjustments for Combinations, Etc.    If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number or shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

        2.4    Adjustments for Diluting Issuances.    The Company's Certificate of Incorporation, as such may be amended from time to time, sets forth the anti-dilution rights of the Series D-1 Preferred Stock issuable upon exercise of the warrant.

        2.5    No Impairment.    The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. Notwithstanding the above, nothing in this Section 2.5 shall prohibit the Company from treating Holder in the same manner as all other holders of the class of securities for which this warrant is exercisable.

        2.6    Certificate as to Adjustments.    Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

        2.7    Fractional Shares.    No fractional Shares shall be issuable upon exercise or conversion of this warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of this warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.

        3.1    Representations and Warranties.    The Company hereby represents and warrants to the Holder as follows:

          (a)   All Shares which may be issued, upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions an transfer provided for herein or under applicable federal and state securities laws.

          (b)   The Company's capitalization table attached to this warrant is true and complete as of the Issue Date.

        3.2    Notice of Certain Events.    If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of common stock; or (c) to merge or consolidate with or into any other corporation (such that the holders of the Company's securities before the transaction own less than 50% of the outstanding voting securities of the surviving entity after the transaction), or sell, lease, exclusively license, or convey all or substantially all of its assets, or to liquidate, dissolve or windup, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend or distribution rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

        3.3    Information Rights.    So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (a) within one hundred twenty (120) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (b) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF HOLDER.    Holder (and its affiliates) hereby represents and warrants to and for the benefit of the company, with knowledge that the company is relying thereon in entering into this warrant and issuing this warrant to holder, as follows:

        4.1    Purchase Entirely for Own Account.    By Holder's (and its affiliates') execution of this Warrant, Holder (and its affiliates) hereby confirms that this Warrant, the Shares issuable upon exercise of this Warrant, and any shares of the Company's common stock issued upon conversion of the Shares (collectively, the "Securities") shall be acquired for investment for Holder's (and its affiliates') own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder (and its affiliates) has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that Holder (and its affiliates) may transfer all or part of this Warrant, the Shares issuable upon exercise of this Warrant and any shares of the Company's common stock issued upon conversion of the Shares to its affiliates. By executing this Warrant, Holder (and its affiliates) further represents that Holder (and its affiliates) does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities. Holder (and its affiliates) represents that it has full power and authority to enter into this Warrant.

        4.2    Investment Experience.    Holder (and its affiliates) is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

        4.3    Accredited Investor.    Holder (and its affiliates) is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as now in effect.

        4.4    Restricted Securities.    Holder (and its affiliates) understands that the Securities it is and shall be purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Holder (and its affiliates) represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

ARTICLE 5.    MISCELLANEOUS.

        5.1    Term: Notice of Expiration.    This warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date set forth above. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by "cashless" conversion pursuant to Section 1.2.

        5.2    Legends.    This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT

  BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

  THIS SECURITY IS SUBJECT TO THE RESTRICTIONS ON TRANSFER OF A CERTAIN WARRANT DATED JANUARY 09, 2003 BY AND BETWEEN THE CORPORATION AND THE HOLDER THEREOF, INCLUDING WITHOUT LIMITATION SECTION 5.10 PROVIDING FOR MARKET STAND-OFF RIGHTS.

        In addition, the Securities shall be imprinted with any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

        5.3    Compliance with Securities Laws on Transfer.    This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part (i) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by all of the provisions of this warrant as if such transferee were the original Holder hereof, and (ii) without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinion reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate (as such term is defined under the Act) of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

        5.4    Transfer Procedure.    Subject to the provisions of Section 5.3, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, subject to the provisions of Section 5.3, that Holder may transfer all or part of this warrant to its affiliates, including, without limitation, Comerica Incorporated, at any time without notice to the Company, and such affiliate shall then be entitled to all the rights of Holder under this warrant and any related agreement, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this warrant is issued in the name of the affiliate that exercises the warrant. The terms and conditions of this warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this warrant to any person who directly competes with the Company.

        5.5    Notices.    All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address, as may have been furnished to the Company or the

Holder, as the case may be, in writing by the Company or such Holder from. time to time. All notices to the Holder shall be addressed as follows:

Comerica Bank Attn: Warrant Administrator Technology and, Life Sciences Division P.O. Box 7279 San Francisco, CA 94120 7279
With a copy to
Comerica Bank Attn Warrant Administrator Technology and Life Sciences Division 5 Palo Alto Square,, Suite 800 3000 El Camino Real Palo Alto, CA 943 06

        5.6    Amendments.    This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        5.7    Attorneys' Fees.    In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        5.8    Governing Law.    This warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

        5.9    No Stockholder Rights.    Except as expressly set forth herein, this warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

        5.10    Market Stand-off.    Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that such agreement shall only apply to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering and that such agreement shall not exceed 180 days after the effective date for such registration statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        5.11    Counterparts.    This warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NUVASIVE, INC.
		By:	Kevin O'Boyle
		Name:	/s/ KEVIN O'BOYLE
		Title:	CFO
		By:	Robert A. Daniel
		Name:	/s/ ROBERT A. DANIEL
		Title:	Controller
Authorized signatories under Corporate Resolutions to Borrow or an authorized signer(s) under a resolution covering warrants must sign the warrant.
ACKNOWLEDGED AND AGREED:
COMMERCIA BANK
By:	/s/ PETER M. DREES
Name:	Peter M. Drees
Title:	VP

EXHIBIT A

Call Right

        Upon written notice to the Holder, Company shall have the right (the "Call Right") to require that the Holder sell the warrant to Company in consideration of the Company's payment to Holder (due upon delivery of Company's written notice) of $10,000. The foregoing notwithstanding, Company may only exercise the Call Right during the period commencing on the Issue Date and ending one hundred and eighty days (180) thereafter.

APPENDIX 1

NOTICE OF EXERCISE

        1.     The undersigned hereby elects to purchase                        shares of the                        stock of NuVasive, Inc. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

        1.     The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to                        of the shares covered by the warrant.

        [Strike paragraph that does not apply.]

        2.     Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

  Comerica Bank
  Attn: Warrant Administrator
  Technology and Life Sciences Division
  11.0. Box 7279
  San Francisco, CA 941204279

        3.     The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

COMERICA BANK, or Registered Assignee
(Signature)
(Date)

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  EXHIBIT 10.40
EXHIBIT A Call Right
APPENDIX 1 NOTICE OF EXERCISE